As Filed with the Securities and Exchange Commission on February 16, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2012 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Alan Joslyn,

President and Chief Executive Officer.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer	☐

Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.001 Par Value	350,000	$2.09	$731,500.00	$91.07

(1)	The securities to be registered include options and awards to acquire common stock.
(2)	This Registration Statement registers an additional 350,000 shares of Company common stock for issuance pursuant to the Company’s 2012 Equity Incentive Plan (which is an amendment and restatement of the Company’s Amended and Restated 2002 Stock Option and Incentive Plan) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based upon the closing price per share of our Common Stock as reported on NYSE American, on February 13, 2018.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 350,000 additional shares of Company common stock authorized for issuance under the 2012 Equity Incentive Plan, (the “Plan”) (which is an amendment and restatement of the Company’s 2002 Amended and Restated Stock Incentive Plan), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares	Post-Split Shares*	Registration Statement

Adoption	November 2002	50,000	5,000	333-110646

Amended and Restated	September 2006	100,000	10,000	333-150716

First Amendment	April 2008	100,000	10,000	333-150716

Second Amendment	October 2009	375,000	37,500	333-163083

Third Amendment	September 2011	500,000	50,000	333-177091

2012 Amended and Restated Equity Incentive Plan	October 2012	2,875,000	287,500	333-184588

First Amendment to 2012 Plan	May 2017	1,500,000	150,000	**

Second Amendment to 2012 Plan	December 2017	2,000,000	200,000	**

Total		7,500,000	750,000

*	On September 24, 2010, the Company effected a 1 for 20 reverse stock split and on January 19, 2018, the Company effected a 1 for 10 reverse stock split, respectively and the same have been applied to the share amounts indicated as applicable.

**	On May 4, 2017, the Company shareholders approved an increase in the number of authorized shares for issuance under the Plan by 150,000 shares on a post-split basis from 400,000 shares to 550,000 shares. On December 1, 2017, the Company shareholders approved an increase in the number of authorized shares for issuance under the Plan by 200,000 shares on a post-split basis from 550,000 shares to 750,000 shares

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statements, on Form S-8 (Nos. 333-110646, 333-150716, 333-163083, 333-177091 and 333-184588), on November 21, 2003, July 5, 2008, November 13, 2009, September 30, 2011 and October 25, 2012, respectively, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed November 21, 2003 (File No. 333-110646);

•	Registration Statement on Form S-8 filed July 5, 2008 (File No. 333-150716);

•	Registration Statement on Form S-8 filed November 13, 2009 (File No. 333-163083);

•	Registration Statement on Form S-8 filed September 30, 2011 (File No. 333-177091)

•	Registration Statement on Form S-8 filed October 25, 2012 (File No. 333-184588)

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 16, 2018; and

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of January 8, 2018 and January 19, 2018.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or amended, to constitute a part of the Registration Statement.

Item 8.	Exhibits.

See the Exhibit Index immediately following the signature page which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 25, 2012).

4.2	First Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.2 to Form 8-K filed on May 5, 2017).

4.3	Second Amendment to 2012 Equity Incentive Plan (incorporated by reference as Exhibit 4.3 to Form 8-K filed on December 29, 2017).

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 16th day of February 2018.

Oragenics, Inc.

By:	/s/ Alan Joslyn
Alan Joslyn
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints Alan Joslyn and Michael Sullivan, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Joslyn	President, Chief Executive Officer, Principal Executive Officer and Director	February 16, 2018
Alan Joslyn

/s/ Michael Sullivan	Chief Financial Officer and Principal Accounting Officer	February 16, 2018
Michael Sullivan

/s/ Frederick W. Telling	Chairman of the Board and Director	February 16, 2018
Frederick W. Telling

/s/ Robert C. Koski	Director	February 16, 2018
Robert C. Koski

/s/ Charles L. Pope	Director	February 16, 2018
Charles L. Pope

/s/ Alan W. Dunton	Director	February 16, 2018
Alan W. Dunton